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                                                                     EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

                                                                        State/Country
Company Name                                                            of Incorporation
------------                                                            ----------------
Knight-Ridder, Inc.                                                     Florida
    Aberdeen News Company                                               Delaware
    The Beacon Journal Publishing Company                               Ohio
    Boca Raton News, Inc.                                               Florida
    Boulder Publishing, Inc.                                            Colorado
    The Bradenton Herald, Inc.                                          Florida
    Circom Corporation                                                  Pennsylvania
    Contra Costa Newspapers, Inc.                                       California
    Destination Florida                                                 Florida (partnership)
    Detroit Free Press, Incorporated                                    Michigan
        Detroit Newspaper Agency                                        Michigan (partnership)
    Drinnon, Inc.                                                       Georgia
    The Gables Publishing Company                                       Florida
    Grand Forks Herald, Incorporated                                    Delaware
    Gulf Publishing Company, Inc.                                       Mississippi
    KR Net Ventures, Inc.                                               Delaware
        InfiNet Company                                                 Virginia (partnership)
    KR Newsprint Company                                                Florida
        Southeast Paper Manufacturing Co.                               Georgia (partnership)
    KR Publication Services, Inc.                                       Delaware
    KR U.S.A., Inc.                                                     Delaware
    KR Video, Inc.                                                      Delaware
    Keynoter Publishing Company, Inc.                                   Florida
    Knight News Services, Inc.                                          Michigan
        Knight-Ridder Tribune Information Services                      District of Columbia (partnership)
    The Knight Publishing Co.                                           Delaware
    Knight-Ridder Business Information Services, Inc.                   Delaware
        Knight-Ridder Financial/Japan, Inc.                             Delaware
        Knight-Ridder Information, Inc.                                 California
            Article Express International, Inc.                         Delaware
            CARL Corporation                                            Colorado
                Carl Systems Data Retrieval, Inc.                       Colorado
                      The UnCover Company                               Colorado (partnership)
            Dialog Information Europe, Inc.                             California
            Dialog Information Services Europe, Ltd.                    England
            Infomart/DIALOG Ltd.                                        Canada
            KMK DigiTex Company Ltd.                                    Japan
            Knight-Ridder Compania de Servicios, S.A. de C.V.           Mexico
            Knight-Ridder Information, AB                               Sweden
            Knight-Ridder Information A.G.                              Switzerland
            Knight-Ridder Information A./S                              Denmark
            Knight-Ridder Information GmbH                              Germany
            Knight-Ridder Information, Ltd.                             England
            Knight-Ridder Information Nova KK                           Japan
            Knight-Ridder Information S.A.                              Belgium
            Knight-Ridder Informacion, S.A. de C.V.                     Mexico
            Knight-Ridder Information SARL                              France
            Knight-Ridder Information S.r.l.                            Italy
        Technimetrics, Inc.                                             Delaware
            Grabill-Bloom, Inc.                                         Illinois
    Knight-Ridder Cablevision, Inc.                                     Florida
        KRC-NJFT, Inc.                                                  Delaware
        KRC-SNJ, Inc.                                                   Delaware
          KRC-CCC                                                       Colorado (partnership)
        TKR Cable Company                                               Colorado (partnership)
        TKR Cable Partners                                              Colorado (partnership)
          TCI-TKR L.P.                                                  Colorado (partnership)
    Knight-Ridder International, Inc.                                   Delaware
    Knight-Ridder Investment Company                                    Delaware
        Knight-Ridder Leasing Company                                   Florida
        Seattle Times Company                                           Delaware
    Knight-Ridder Shared Services, Inc.                                 Florida
    Lexington Herald-Leader Co.                                         Kentucky
    MHPC International, Inc.                                            Florida
    The Macon Telegraph Publishing Company                              Georgia
    MediaStream, Inc.                                                   Delaware
    The Miami Herald Publishing Company                                 *
    Newberry Publishing Company, Inc.                                   South Carolina
    New Media Center, Inc.                                              Delaware
    News Publishing Company                                             Indiana
        Fort Wayne Newspapers, Inc.                                     Indiana
        Fort Wayne Newspapers Agency                                    Indiana (partnership)
    Nittany Printing and Publishing Company                             Pennsylvania
    Northwest Publications, Inc.                                        Delaware
        Duluth News-Tribune & Herald                                    *
        Saint Paul Pioneer Press                                        *
    The Observer Transportation Company                                 North Carolina
    Philadelphia Newspapers, Inc.                                       Pennsylvania
    Philadelphia Online, Inc.                                           Delaware
    Post-Tribune Publishing, Inc.                                       Indiana
    Press-Telegram Publications, Inc.                                   California
        P.T. Sales and Marketing, Inc.                                  California
    The R.W. Page Corporation                                           Georgia
    Ridder Publications, Inc.                                           Delaware
        KR Land Holding Corporation                                     Delaware
        The UnCover Company                                             Colorado (partnership)
    San Jose Mercury News, Inc.                                         California
        Silicon Valley D.A.T.A., Inc.                                   California
    The State-Record Company, Inc.                                      South Carolina
    Sun Publishing Company, Inc.                                        South Carolina
    Tallahassee Democrat, Inc.                                          Florida
    Tribune Newsprint Company                                           Utah
        Ponderay Newsprint Company                                      Washington (partnership)
    Twin Cities Newspaper Services, Inc.                                Minnesota
    Wichita Eagle and Beacon Publishing Company, Inc.                   Kansas


* indicates that the subsidiary listed is a division, not a legal entity.




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